UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2004

A.C. MOORE ARTS & CRAFTS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 University Court Blackwood, NJ	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(856) 228-6700

Not Applicable
(Former name or former address, if changed since last report)

Item 12.      Results of Operations and Financial Condition

     On July 21, 2004, the Registrant issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report.

     The press release includes earnings per share which excludes the impact of the Company’s change in accounting for cooperative advertising, which is a non-GAAP financial measure. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America.

     Management uses earnings per share without the accounting change as a financial measure to assess the performance of the Company's business. Management also believes that providing this information to investors assists investors in analyzing and benchmarking the performance and value of the Company’s business.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

Date: July 21, 2004	By: /s/ Leslie H. Gordon
Name: Leslie H. Gordon
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 21, 2004.